EXHIBIT 99.1

Boise Cascade

1111 West Jefferson Street Ste 300  PO Box 50  Boise, ID 83728

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release: November 6, 2008

Boise Cascade Holdings Reports Third Quarter 2008 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced a net loss of $207.6 million for the quarter ended September 30, 2008.  The principal component of the loss was a $208.1 million noncash write-down in the carrying value of the Company’s 49% equity investment in Boise Inc. (NYSE ticker BZ).

In the third quarter, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., generated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $10.0 million, which included the negative impact of $1.7 million of additional expenses related to the sale of the paper businesses.  The individual segment results are discussed in more detail below.

“Business conditions were very difficult in the third quarter, particularly as we got past Labor Day.  The turmoil in the financial markets in September and October dampened what life there was left in the new residential construction markets.  Our typical seasonal slowdown started several weeks earlier than normal this year; and, unfortunately, it does not look like there will be a change for the better before next spring.  With the sale of our Brazilian operations in July for $45.5 million, after selling expenses, we further bolstered our relatively strong balance sheet position during the quarter,” commented Tom Stephens, chairman and chief executive officer.

Third Quarter Segment Results

U.S. housing starts declined 32% in the third quarter, dropping from an annualized rate of 1.30 million in the third quarter 2007 to 0.88 million this year.  In the third quarter, turmoil in financial markets, continuing foreclosures, elevated inventories of unsold homes, falling median home prices, and a

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decline in consumer confidence all contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (“BMD”) business during the third quarter were $584 million, compared to $687 million in third quarter 2007 and $610 million in second quarter 2008.  Relative to third quarter 2007, the 15% decline in sales resulted from a 22% decline in product volumes sold offset in part by a 9% increase in product prices.  The EBITDA generated by BMD fell from $18.0 million in the year-ago quarter to $12.1 million this third quarter.  BMD’s lower sales activity resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery.

Sales in our Wood Products segment during the third quarter were $215 million, compared to $262 million in the year-ago quarter and $226 million in second quarter 2008.  Relative to third quarter 2007, sales of engineered wood products and lumber declined due to lower volumes and prices.  Plywood sales declined as lower prices were only partially offset by modestly higher volumes.  Particleboard sales declined as reduced volumes were only partially offset by higher prices.  Third quarter EBITDA for Wood Products was $3.6 million, down $12.7 million from the $16.3 million reported in third quarter 2007.  The decrease in EBITDA was driven principally by sales volume and pricing declines.  We permanently closed our St. Helens, Oregon, veneer mill in the third quarter and have been taking rolling curtailments at a number of our other Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

Outlook

We expect business conditions to seasonally weaken in the months ahead.  Single-family housing starts are unlikely to improve meaningfully until spring 2009 or later.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  Our need to take rolling production curtailments to maintain appropriate inventory levels has continued in the fourth quarter.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  We also own 49% of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host an audiovisual webcast and conference call on Thursday, November 6, 2008, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the BC Holdings website.  Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise Cascade section) of Boise Cascade’s website.  A replay of the conference call will be available from November 6 at 2:00 p.m. Eastern through December 6 at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 69559670.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps and contingent value rights), income taxes, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of a wide range of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.

For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and change in fair value of interest rate swaps and contingent value rights, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2008 (b)	2007	2008
Sales
Trade	$705,912	$1,247,563	$743,402
Related parties	21,214	154,570	13,786
	727,126	1,402,133	757,188
Costs and expenses
Materials, labor, and other operating expenses	627,407	1,202,547	649,886
Materials, labor, and other operating expenses from related parties	19,045	—	23,009
Depreciation, amortization, and depletion	8,751	32,273	8,684
Selling and distribution expenses	62,537	72,356	57,600
General and administrative expenses	7,259	22,597	7,859
General and administrative expenses from related party	2,506	—	2,526
Loss on sale of Paper and Packaging & Newsprint assets (a)	1,739	—	3,328
Other (income) expense, net (c)	(3,768)	390	8,635
	725,476	1,330,163	761,527

Income (loss) from operations	1,650	71,970	(4,339)

Equity in net income (loss) of affiliate (a)	2,148	—	(8,845)
Impairment of investment in equity affiliate (d)	(208,074)	—	—
Foreign exchange gain (loss)	(406)	2,333	890
Change in fair value of contingent value rights (e)	2,227	—	743
Interest expense (f)	(6,263)	(23,356)	(6,427)
Interest income	1,469	1,274	2,559
	(208,899)	(19,749)	(11,080)

Income (loss) before income taxes	(207,249)	52,221	(15,419)
Income tax (provision) benefit	(391)	(3,056)	23
Net income (loss)	$(207,640)	$49,165	$(15,396)

Segment Information

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2008	2007	2008
Segment sales
Building Materials Distribution	$584,094	$686,610	$609,978
Wood Products	215,057	261,634	226,026
Paper	—	402,143	—
Packaging & Newsprint	—	193,018	—
Intersegment eliminations and other	(72,025)	(141,272)	(78,816)
	$727,126	$1,402,133	$757,188
Segment income (loss)
Building Materials Distribution	$10,223	$16,146	$15,330
Wood Products	(3,126)	9,161	(3,381)
Paper	—	49,492	—
Packaging & Newsprint	—	4,224	—
Corporate and Other (a) (c)	(5,853)	(4,720)	(15,398)
	1,244	74,303	(3,449)

Equity in net income (loss) of affiliate (a)	2,148	—	(8,845)
Impairment of investment in equity affiliate (d)	(208,074)	—	—
Change in fair value of contingent value rights (e)	2,227	—	743
Interest expense (f)	(6,263)	(23,356)	(6,427)
Interest income	1,469	1,274	2,559
Income (loss) before income taxes	$(207,249)	$52,221	$(15,419)

EBITDA (g)
Building Materials Distribution	$12,129	$17,971	$17,269
Wood Products	3,631	16,306	3,281
Paper	—	61,519	—
Packaging & Newsprint	—	14,519	—
Corporate and Other (a) (c)	(5,765)	(3,739)	(15,315)
Equity in net income (loss) of affiliate (a)	2,148	—	(8,845)
Impairment of investment in equity affiliate (d)	(208,074)	—	—
	$(195,931)	$106,576	$(3,610)

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2008 (b)	2007
Sales
Trade	$2,330,114	$3,699,657
Related parties	130,782	471,842
	2,460,896	4,171,499
Costs and expenses
Materials, labor, and other operating expenses	2,157,951	3,629,740
Materials, labor, and other operating expenses from related parties	48,234	—
Depreciation, amortization, and depletion	27,470	113,355
Selling and distribution expenses	183,502	214,384
General and administrative expenses	29,770	62,302
General and administrative expenses from related party	6,010	—
Gain on sale of Paper and Packaging & Newsprint assets (a)	(2,996)	—
Other (income) expense, net (c)	3,925	(2,155)
	2,453,866	4,017,626

Income from operations	7,030	153,873

Equity in net loss of affiliate (a)	(15,249)	—
Impairment of investment in equity affiliate (d)	(208,074)	—
Foreign exchange gain (loss)	(129)	4,595
Change in fair value of contingent value rights (e)	(1,803)	—
Change in fair value of interest rate swaps	(6,284)	5,395
Interest expense (f)	(28,071)	(70,051)
Interest income	6,629	2,517
	(252,981)	(57,544)

Income (loss) before income taxes	(245,951)	96,329
Income tax provision	(1,523)	(7,729)
Net income (loss)	$(247,474)	$88,600

Segment Information

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2008 (b)	2007
Segment sales
Building Materials Distribution	$1,697,956	$2,019,000
Wood Products	639,817	794,215
Paper	253,508	1,198,275
Packaging & Newsprint	113,485	579,923
Intersegment eliminations and other	(243,870)	(419,914)
	$2,460,896	$4,171,499

Segment income (loss)
Building Materials Distribution	$24,344	$46,987
Wood Products	(23,607)	28,610
Paper	20,718	80,716
Packaging & Newsprint	5,685	14,644
Corporate and Other (a) (c)	(20,239)	(12,489)
	6,901	158,468

Equity in net loss of affiliate (a)	(15,249)	—
Impairment of investment in equity affiliate (d)	(208,074)	—
Change in fair value of contingent value rights (e)	(1,803)	—
Change in fair value of interest rate swaps	(6,284)	5,395
Interest expense (f)	(28,071)	(70,051)
Interest income	6,629	2,517
Income (loss) before income taxes	$(245,951)	$96,329

EBITDA (g)
Building Materials Distribution	$30,112	$52,548
Wood Products	(2,654)	50,608
Paper	21,066	125,429
Packaging & Newsprint	5,738	52,242
Corporate and Other (a) (c)	(19,891)	(9,004)
Equity in net loss of affiliate (a)	(15,249)	—
Impairment of investment in equity affiliate (d)	(208,074)	—
	$(188,952)	$271,823

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(unaudited, in thousands)

	September 30,	December 31,
	2008	2007
ASSETS

Current
Cash and cash equivalents	$290,092	$57,623
Receivables
Trade, less allowances of $2,798 and $1,664	144,039	115,209
Related parties	9,474	9
Other	5,915	7,458
Inventories	303,552	342,015
Assets held for sale	—	1,853,039
Other	5,108	5,426
	758,180	2,380,779
Property
Property and equipment, net	291,968	313,117
Fiber farms and timber deposits	6,015	24,010
	297,983	337,127

Investment in equity affiliate (a)	59,058	—
Deferred financing costs	8,227	23,074
Goodwill	12,170	12,170
Intangible assets, net	9,353	9,668
Other assets	6,431	11,374
Total assets	$1,151,402	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(unaudited, in thousands, except for equity units)

	September 30,	December 31,
	2008	2007
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$—	$10,500
Current portion of long-term debt	—	47,250
Accounts payable
Trade	126,729	141,459
Related parties	4,589	43
Accrued liabilities
Compensation and benefits	43,141	36,909
Interest payable	8,262	7,140
Other	61,054	29,959
Liabilities related to assets held for sale	—	331,636
	243,775	604,896
Debt
Long-term debt, less current portion	315,000	1,113,313
Other
Compensation and benefits	49,925	46,981
Other long-term liabilities	11,849	17,097
	61,774	64,078
Redeemable equity units
Series B equity units – 4,978,826 and 16,622,421 units outstanding	4,978	16,992
Series C equity units – 22,313,569 and 39,069,411 units outstanding	7,641	9,489
	12,619	26,481
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units
authorized and outstanding	79,885	78,463
Series B equity units – no par value; 550,000,000 units authorized
and 530,356,601 units outstanding	438,349	876,693
Series C equity units – no par value; 44,000,000 units authorized	—	10,268
Total capital	518,234	965,424
Total liabilities and capital	$1,151,402	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	September 30
	2008	2007
Cash provided by (used for) operations
Net income (loss)	$(247,474)	$88,600
Items in net income (loss) not using (providing) cash
Equity in net loss of affiliate	15,249	—
Impairment of investment in equity affiliate	208,074	—
Depreciation, depletion, and amortization
of deferred financing costs and other	28,630	114,034
Related-party interest income	(2,760)	—
Deferred income taxes	54	3,650
Pension and other postretirement benefit expense	10,616	18,945
Gain on changes in retiree healthcare programs	—	(4,367)
Change in fair value of contingent value rights	1,803	—
Change in fair value of interest rate swaps	6,284	(5,395)
Management equity units expense	1,349	2,337
Gain on sale of assets, net	(10,871)	(897)
Loss on sale of note receivable from related party	8,357	—
Other	2,060	(4,047)
Decrease (increase) in working capital, net of dispositions
Receivables	(62,069)	(76,577)
Inventories	39,982	(30,193)
Prepaid expenses	2,068	786
Accounts payable and accrued liabilities	(6,322)	18,260
Pension and other postretirement benefit payments	(20,820)	(888)
Current and deferred income taxes	(969)	2,578
Other	1,396	4,507
Cash provided by (used for) operations	(25,363)	131,333
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	1,269,081	18,270
Proceeds from sale of note receivable from related party, net	52,737	—
Expenditures for property and equipment	(36,748)	(137,247)
Increase in restricted cash	(183,290)	(200,000)
Decrease in restricted cash	183,290	—
Other	1,556	6,378
Cash provided by (used for) investment	1,286,626	(312,599)
Cash provided by (used for) financing
Issuances of long-term debt	240,000	960,000
Payments of long-term debt	(1,085,563)	(751,525)
Short-term borrowings	(10,500)	(3,200)
Tax distributions to members	(128,024)	(2,753)
Repurchase of management equity units	(28,634)	(249)
Cash paid for termination of interest rate swaps	(11,918)	—
Proceeds from changes to interest rate swaps	—	2,848
Other	(4,155)	(3,416)
Cash provided by (used for) financing	(1,028,794)	201,705
Increase in cash and cash equivalents	232,469	20,439
Balance at beginning of the period	57,623	45,169
Balance at end of the period	$290,092	$65,608

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2007 Annual Report on Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008.  Net income (loss) for all periods presented involved estimates and accruals.

(a)   On February 22, 2008, Boise Cascade, L.L.C., our wholly owned direct subsidiary, sold the Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.) for cash and securities equal to $1.6 billion, plus working capital adjustments.  In connection with the Sale, we recognized $(1.7) million, $3.0 million and $(3.3) million in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three and nine months ended September 30, 2008, and three months ended June 30, 2008.  After the transaction, we continue to own 100% of our Building Materials Distribution and Wood Products segments.  Immediately following the Sale, Boise Cascade, L.L.C., distributed the equity securities received in the transaction to us.  Subsequent to the transaction, we recorded our investment in Boise Inc. in “Investment in equity affiliate” on our Consolidated Balance Sheet and our share of Boise Inc.’s net income (loss) in “Equity in net income (loss) of affiliate” in our Consolidated Statements of Loss.  For more information related to the Sale, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended September 30, 2008.

(b)   The equity interest that we own in Boise Inc. represents a significant continuing involvement.  As a result, the operating results of the Paper and Packaging & Newsprint businesses are included in continuing operations through the February 22, 2008, transaction date.

(c)   In June 2008, we sold the promissory note from Boise Inc. for $52.7 million, after selling expenses, and we recorded an $8.4 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statements of Loss for the nine months ended September 30, 2008, and three months ended June 30, 2008.

During the three months ended September 30, 2008, we sold our indirect wholly owned subsidiary in Brazil, Boise Cascade do Brasil LTDA., and our indirect wholly owned subsidiary in the United Kingdom, Boise Building Products Limited.  Also, we permanently closed our veneer operation in St. Helens, Oregon. Collectively for these items, we recorded $3.7 million and $2.1 million of income in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statements of Loss for the three and nine months ended September 30, 2008.

The nine months ended September 30, 2007, included a $4.4 million gain for changes in our retiree healthcare programs.

(d)   On September 30, 2008, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired as defined in APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.  Accordingly, we recorded a $208.1 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Loss for the three and nine months ended September 30, 2008.  This charge reflects the decrease in the fair value of the investment below its carrying value.  The fair value of our investment in Boise Inc. was calculated based on the number of Boise Inc. shares we own, 37.9 million shares, and Boise Inc.’s stock price on September 30, 2008, of $1.56.

(e)   The three and nine months ended September 30, 2008, included $2.2 million of income and $1.8 million of expense related to the change in the fair value of the contingent value rights (CVRs) that we and Terrapin Partners Venture Partnership granted to certain Boise Inc. investors in connection with the Sale.  The three months ended June 30, 2008, included $0.7 million of income related to the fair value of the CVRs.  For more information related to the CVRs, see the Notes to Unaudited Quarterly Consolidated Financial Statements in our Form 10-Q for the period ended September 30, 2008.

(f)    Relative to the three and nine months ended September 30, 2007, the decrease in interest expense is primarily attributable to the significant reduction in our long-term debt.  We used the majority of the proceeds from the Sale to pay down long-term debt.

(g)   EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps and contingent value rights), income taxes, and depreciation, amortization, and depletion.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.LC., EBITDA for the three months ended September 30, 2008 and 2007, and June 30, 2008:

	Three Months Ended
	September 30		June 30,
	2008	2007	2008
	(unaudited, in thousands)
BC Holdings, L.L.C., net income (loss)	$(207,640)	$49,165	$(15,396)
Change in fair value of contingent value rights (e)	(2,227)	—	(743)
Interest expense (f)	6,263	23,356	6,427
Interest income	(1,469)	(1,274)	(2,559)
Income tax provision (benefit)	391	3,056	(23)
Depreciation, amortization, and depletion	8,751	32,273	8,684
BC Holdings, L.L.C., EBITDA	(195,931)	106,576	(3,610)
Loss on sale of note receivable from related party (c)	44	—	8,313
Equity in net (income) loss of affiliate (a)	(2,148)	—	8,845
Impairment of investment in equity affiliate (d)	208,074	—	—
Boise Cascade, L.L.C., EBITDA	$10,039	$106,576	$13,548

The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the nine months ended September 30, 2008 and 2007:

	Nine Months Ended
	September 30
	2008	2007
	(unaudited, in thousands)
BC Holdings, L.L.C., net income (loss)	$(247,474)	$88,600
Change in fair value of contingent value rights (e)	1,803	—
Change in fair value of interest rate swaps	6,284	(5,395)
Interest expense (f)	28,071	70,051
Interest income	(6,629)	(2,517)
Income tax provision	1,523	7,729
Depreciation, amortization, and depletion	27,470	113,355
BC Holdings, L.L.C., EBITDA	(188,952)	271,823
Loss on sale of note receivable from related party (c)	8,357	—
Equity in net loss of affiliate (a)	15,249	—
Impairment of investment in equity affiliate (d)	208,074	—
Boise Cascade, L.L.C., EBITDA	$42,728	$271,823